Exhibit 10.3

Philip D. Beck Chief Executive Officer philipbeck@ipsidy.com February , 2020

VIA E-MAIL

E-mail:

[NAME]

Re:	Ipsidy Inc. (the “Company”) 8% Convertible Note Due 2021 Dated December 2019 (the “Note”)

Dear [NAME]:

We refer to (i) that certain Securities Purchase Agreement dated December 13, 2019 between you (the “Holder”) and the Company (the “Agreement”) and (ii) that certain 8% Convertible Note dated December 13, 2019 in the principal amount of $100,000 issued to the Holder by the Company (the “Note”).

All terms not defined herein shall have the respective meanings as set forth in the Agreement, or the Note. In consideration of the parties’ mutual agreements herein, the receipt and sufficiency whereof the parties hereby acknowledge, the parties hereby agree as follows:

1.	The first sentence of the first paragraph of the Note shall be amended to modify and extend the Maturity Date to February 28, 2022:

2.	The Holder hereby consents to the borrowing by the Company of up to $1,700,000 (with the Company option to extend to $2,000,000) by the issuance of 15% Convertible Notes due 2022 (“Convertible Notes”) substantially upon the terms a copy of which has been provided to you, as a result of which $2,000,000 comprising the Principal Balance of the Stern Note (as defined therein) and the Convertible Notes will rank pari passu in right of payment with the Note.

3.	The Holder hereby agrees that Section 5 of the Note is hereby deleted in its entirety and amended and replaced by the following:

Section 5. Security; Priority.

a) Security. To the extent that the aggregate original principal amount of all Convertible Notes is equal to or greater than $1,500,000, and the Security Agreement (as defined in the Convertible Notes) becomes effective in accordance with its terms, this Note shall be a secured obligation of the Company, pursuant to the Security Agreement. Unless and until the Security Agreement becomes effective this Note is a general unsecured obligation of the Company and ranks pari passu with all other unsecured indebtedness of the Company.

670 Long Beach Boulevard,● Long Beach, New York 11561 ●. Tel +1 516 274 8700 ●. www.ipsidy.com

Barry Alton Page 2 February 17, 2020

b) Priority – Convertible Notes and the Stern Note. This Note and the Notes rank pari passu in right of payment with each other and with the Convertible Notes and the Principal Balance of the Stern Note. For the avoidance of doubt, if the Company exercises its option to pre-pay all or part of the Notes hereunder it shall also pre-pay all or part of the Principal Balance of the Stern Note and the Convertible Notes on a pro rata basis.

4.	The Company shall not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to indebtedness for money borrowed not in the ordinary course of business for $100,000 or greater, without the consent of a majority in interest by aggregate outstanding principal amount of the holders of the Notes, the Principal Balance of the Stern Note and the Convertible Notes.

Except as specifically amended by this Letter Agreement, the terms and conditions of the Agreement and the Note shall remain in full force and effect. The parties hereby agree that the Agreement and the Note, as amended by this Letter Agreement, constitutes the final, complete and exclusive agreement of the parties with respect to the subject matter thereof and hereof and supersedes all prior understandings and agreements relating to such subject matter. This Letter Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

Please sign and return a copy of this letter by way of confirmation of your agreement to its terms.

Thank you for your continued support for the Company.

Sincerely,

Ipsidy Inc.

Philip D. Beck,
Chief Executive Officer

Agreed to and accepted as of the date set forth above:

_______________________________

670 Long Beach Boulevard,● Long Beach, New York 11561 ●. Tel +1 516 274 8700 ●. www.ipsidy.com